                                                                      EXHIBIT 21
                                                                      ----------


                        SUBSIDIARIES OF EKCO GROUP, INC.

         The following are the subsidiaries of the registrant, all of which are wholly-owned except for Woodstream Corporation, which is majority-owned:

                                                         JURISDICTION OF
SUBSIDIARY NAME                                          INCORPORATION
---------------                                          ---------------

OPERATING SUBSIDIARIES:

Aspen Pet Products, Inc.                                 Delaware

B. VIA International Housewares, Inc.                    Delaware

EKCO Canada Inc.                                         Ontario, Canada

EKCO Cleaning, Inc.                                      Massachusetts

EKCO Distribution of Illinois, Inc.                      Delaware

EKCO International Housewares Limited                    United Kingdom

EKCO International, Inc.                                 Delaware

EKCO Housewares, Inc.                                    Delaware

EKCO Manufacturing of Ohio, Inc.                         Delaware

Woodstream Corporation                                   Pennsylvania


INACTIVE SUBSIDIARIES:

APP Holding Corporation                                  Delaware

CSC of Tennessee, Inc.                                   Tennessee

Delhi Manufacturing Corporation                          Delaware

EKCO Capital Enterprises, Inc.                           Delaware

EKCO Consumer Plastics, Inc.                             Massachusetts

EKCO Wood Products Co.                                   Delaware

Fenwick                                                  California

FPI, Inc.                                                Washington

Trappe of Aspen, Inc.                                    Pennsylvania

Wright-Bernet, Inc.                                      Ohio